As filed with the Securities and Exchange Commission on July 11, 2008
                                                 Registration No. 333-148739

===============================================================================
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                     Post-Effective Amendment No. 2 on Form S-1
                      to Registration Statement on Form SB-2
                          Under The Securities Act of 1933

                                 YOUR EVENT, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Nevada
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   26-1375322
                      ------------------------------------
                      (I.R.S. Employer Identification No.)

             7065 W. Ann Road, #130-110, Las Vegas, Nevada   89130
                          Telephone:  (877) 871-4552
   --------------------------------------------------------------------------
   (Address including zip code, and telephone number, including area code, of registrant's principal executive offices)
-------------------------------------------------------------------------------

                              Marilyn Montgomery
                         7065 W. Ann Road, #130-110
                          Las Vegas, Nevada  89130
                                (877) 871-4552
        ---------------------------------------------------------
        (Name, address and telephone number of agent for service)

                                 Copies to:
                            Thomas C. Cook, Esq.
                       Law Offices of Thomas C. Cook
                      500 N. Rainbow Blvd., Suite 300
                           Las Vegas, NV  89107
                          Phone:  (702) 221-1925
                          Fax:    (702) 221-1926

Approximate date of commencement of proposed sale to public: This post-effective amendment deregisters those securities that remain unsold as of the effective date of this post-effective amendment.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.
See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check One):

   Large accelerated filer    [ ]           Accelerated filer          [ ]

   Non-accelerated filer      [ ]           Smaller reporting company  [X]
   (Do not check if a smaller
   reporting company)

                          DEREGISTRATION OF SECURITIES


Your Event, Inc. (the "Registrant") previously registered up to 4,000,000 shares of its common stock pursuant to the Registration Statement on Form SB-2 (Registration No. 333-148739), initially filed with the U. S. Securities and Exchange Commission (the "Commission") on January 18, 2008, as amended by Amendment No. 2 and Amendment No. 3 on Form S-1/A thereto, filed with the Commission on March 4, 2008 and March 14, 2008 (as so amended, the "Registration Statement"). The Registration Statement, which was declared effective by the Commission on April 10, 2008, related to the Offering of 4,000,000 common shares of the Registrant at $0.005. The offering expired at 5:00 p.m., Pacific time, on June 30, 2008.

The Registrant sold the minimum offering of 1,000,000 shares of its common stock for an aggregate of $5,000, pursuant to a self-underwritten offering to twenty-nine investors. In accordance with the undertaking contained in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 2 to the Registration Statement to deregister the 3,000,000 shares of common stock unsold in the Offering.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1, and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada on July 11, 2008.


                                            YOUR EVENT, INC.
                                          ---------------------
                                              Registrant

                              By:   /s/ Marilyn Montgomery
                              -------------------------------------------
                                        Marilyn Montgomery
                                        Title: President, Chief Executive
                                        Officer, Chief Financial Officer,
                                        Secretary and Director (Principal
                                        Executive, Financial, and
                                        Accounting Officer)


In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates stated.


Date:  July 11, 2008          By:   /s/ Marilyn Montgomery
       -------------          -------------------------------------------
                                        Marilyn Montgomery
                                        Title: President, Chief Executive
                                        Officer, Chief Financial Officer,
                                        Secretary and Director (Principal
                                        Executive, Financial, and
                                        Accounting Officer)